Exhibit 99.1

Tenet Announces Private Offering of

Senior Secured and Unsecured Notes

DALLAS – June 2, 2015 – Tenet Healthcare Corporation (NYSE: THC) is offering to sell $500 million aggregate principal amount of newly issued senior secured notes (the “Tenet secured notes”) through a private placement. In addition, THC Escrow Corporation II, a Delaware corporation established to issue the THC unsecured notes (as defined below), is offering to sell $1.9 billion aggregate principal amount of senior unsecured notes (the “THC unsecured notes” and, together with the Tenet secured notes, the “notes”) through a private placement. The Tenet secured notes will be guaranteed by certain of our subsidiaries and secured by a pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries. The net proceeds of the Tenet secured notes will be used to repay the $400 million aggregate principal amount of term loans outstanding under our Interim Loan Agreement, dated March 23, 2015, and for general corporate purposes, which may include payment of a portion of the cash consideration in respect of the purchase (the “Purchase”) of our equity interests in our joint venture with United Surgical Partners International (“USPI”). The gross proceeds of the THC unsecured notes will be used in part (i) to pay the cash consideration in respect of the Purchasers, (ii) to pay the cash consideration in respect of our previously announced acquisition of 100% of the issued A shares, B1 shares and B2 shares of European Surgical Partners Ltd, (iii) for the refinancing of indebtedness of USPI, and (iv) to pay related transaction fees and expenses.

The notes being offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes, dated today, will be made available to such eligible persons. The offering is being conducted in accordance with the terms and subject to the conditions set forth in the offering memorandum.

This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Tenet Healthcare

Tenet Healthcare Corporation is a national, diversified healthcare services company with 110,000 employees united around a common mission: to help people live happier, healthier lives. The company operates 80 hospitals, 216 outpatient centers, six health plans and Conifer Health Solutions, a leading provider of healthcare business process services in the areas of revenue cycle management, value based care and patient communications. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Corporate Communications	Investor Relations
Donn Walker	Brendan Strong
469-893-2640	469-893-2387
mediarelations@tenethealth.com	investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2014, and in our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

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company including the posting of important announcements regarding financial performance and corporate developments.